Exhibit 10.51
RESTRICTED STOCK UNIT AGREEMENT
UNDER AMENDED AND RESTATED
AON PLC 2011 INCENTIVE PLAN

This Restricted Stock Unit Agreement, including Appendices A and B attached hereto (the “Agreement”), is entered into between Aon plc, a public limited company incorporated under English law (the “Company”), and (the “Participant”).
The Company desires to grant the Participant restricted stock units (“RSUs”), each RSU representing the right to receive a Class A Ordinary Share of the Company (“Share”), $.01 par value per Share, to encourage the Participant to remain in the service of the Company or its Subsidiaries or Affiliates, to provide the Participant with an incentive to contribute to the financial progress of the Company, and to encourage ownership of Shares by the Participant. Capitalized terms used but not otherwise defined in the Agreement shall have the meaning ascribed to such terms in the Amended and Restated Aon plc 2011 Incentive Plan, as amended from time to time (the “Plan”).

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.
Grant of Restricted Stock Units. The Company grants under the Plan an award of RSUs on _______________ (the “Grant Date”). The Participant understands and agrees that the Participant has no obligation to accept this award (as a condition of employment or otherwise), and that the Participant’s decision to do so by signing this Agreement, and thereby to accept all of the terms and conditions of this Agreement, is the Participant’s knowing and voluntary choice after having had a full and fair opportunity to consult with legal counsel (at the Participant’s cost).

2.
Vesting of Restricted Stock Units. The RSUs will vest in accordance with the schedule set forth in the Participant’s account. The Participant must access the www.netbenefits.fidelity.com website and follow the instructions in order to view the vesting schedule. Notwithstanding anything herein to the contrary, the Committee may cause the RSUs to vest prior to the date(s) set forth in the vesting schedule in order to satisfy any Tax-Related Items (as defined below) that arise prior to the date of settlement of the RSUs, subject to the limitations set forth in Section 3(d) of this Agreement.

3.
Tax Withholding Obligations. The Participant acknowledges that, regardless of any action taken by the Company and/or the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such vesting/settlement and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

a)
Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company or the Employer, to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from any wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(ii)	withholding in Shares to be issued upon vesting/settlement of the RSUs; or

(iii)
withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); provided, however, that if the Participant is a Section 16 officer under the U.S. Securities Exchange Act of 1934, the Committee shall establish the method of withholding from alternatives (i) – (iii) herein.

b)
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case, any over-withheld amount may be refunded to the Participant in cash by the Company or the Employer (with no entitlement to the equivalent Shares) or if not refunded, the Participant may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

c)
Finally, the Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

d)
Notwithstanding anything in this Section 3 to the contrary, to avoid a prohibited distribution under Code Section 409A in the case of a Participant who is subject to U.S. federal income tax (a “U.S. Taxpayer”), if Shares underlying the RSUs will be withheld (or sold on the Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the RSUs for any portion of the RSUs that is considered “nonqualified deferred compensation” subject to Code Section 409A (“Deferred Compensation”), then the number of Shares withheld (or sold on the Participant’s behalf) shall not exceed the number of Shares that equals the liability for the Tax-Related Items.

4.
Nominal Value. At the time of settlement, this Award will be subject to the Participant’s appropriate undertaking to pay to the Company a nominal value of $.01 per share (as determined in the sole discretion of the Company, subject to the provisions of the Company’s articles of association and the U.K. Companies Act 2006, as amended from time to time), and such obligation may be satisfied by the Participant in cash in any manner to be established by the Company in its sole discretion, including but not limited to withholding from any wages or other cash compensation paid to the Participant by the Company and/or the Employer.

5.
Payment of Dividend Equivalents. The Participant is eligible to receive cash payments equal to any cash dividends paid with respect to a corresponding number of Shares. These payments shall be made on a quarterly basis, in a manner prescribed by the Company, and as soon as administratively practicable after the officially recorded dividend payment date. The Participant must be employed on the dividend record date in order to be entitled to receive any dividend equivalent payment. Notwithstanding the foregoing, Participants in Ireland and Germany will receive an accumulated dividend equivalent payment in a lump sum after the entire grant of RSUs is 100% vested.

6.	Effect of Termination of Employment.

a)
Voluntary termination (other than Retirement). In the event that the Participant’s Termination Date occurs because of the Participant’s voluntary termination that does not qualify as Retirement, the unvested portion of the RSU will be forfeited.

b)
Termination due to death. In the event that the Participant’s Termination Date occurs due to the Participant’s death, all unvested RSUs will be fully vested immediately and the date of such termination will be considered a vesting date for purposes of the settlement provisions of Section 8 hereof.

c)
Termination due to disability. In the event that the Participant’s Termination Date occurs due to the Participant’s disability, all unvested RSUs will be fully vested immediately and the date of such termination will be considered a vesting date for purposes of the settlement provisions of Section 8 hereof. “Disability” for purposes of this Agreement, shall mean disability pursuant to the standards set forth in, or in circumstances where the Participant qualifies for receipt of benefits under, the long-term disability plan of the Employer. In the absence of such a plan, the Committee shall have exclusive discretion to determine whether a Participant’s employment is terminated due to disability.

d)
Involuntary termination (other than for Cause) or Retirement. In the event that the Participant’s Termination Date occurs as a result of the Participant’s involuntary termination by the Company or Employer (other than for Cause) or the Participant’s Retirement, the RSUs will continue to vest as if the Participant remained employed through each of the vesting dates specified in the schedule set forth in the Participant’s account. For purposes of this Agreement, “Retire” or “Retirement” means a voluntary termination of employment on or after the Participant’s 55th birthday for employees whose principal place of work is outside of the European Union (“EU”). A Participant on secondment will be subject to the vesting rule applicable to his or her home country. Participants whose principal place of work is inside the EU shall not be eligible for Retirement, and their voluntary termination at any age shall be treated in accordance with Section 6(a). The Committee shall have exclusive discretion to determine a Participant’s principal place of work for purposes of this Section 6(d).

e)
Termination for Cause. In the event that the Participant’s Termination Date occurs because the Participant is terminated by the Company or Employer for Cause, all unvested RSUs shall be forfeited. “Cause” shall mean the Participant’s (i) performing a deliberate act of dishonesty, fraud, theft, embezzlement, or misappropriation involving the Participant’s employment with the Company, its Subsidiaries or Affiliates, or breach of the duty of loyalty to the Company, its Subsidiaries or Affiliates; (ii) performing an act of race, sex, national origin, religion, disability, or age-based discrimination which after investigation, counsel to the Company reasonably concludes will result in liability being imposed on the Company, its Subsidiaries, Affiliates and / or the Participant; (iii) material violation of Company policies and procedures including, but not limited to, the Aon Code of Business Conduct; (iv) material noncompliance with any term of this Agreement or an employment agreement; or (v) performing any criminal act resulting in a criminal felony charge brought against the Participant or a criminal conviction of the Participant (other than conviction of a minor traffic violation).

7.
Receipt by the Participant of the Prospectus. The Participant acknowledges receipt of the Plan prospectus that contains the entire Plan and is incorporated herein by reference. The Participant represents and warrants that the Participant has read the Plan and agrees that all RSUs awarded under it shall be subject to all of the terms and conditions of the Plan.

8.
Issuance of Shares. RSUs shall be converted to Shares as of the applicable vesting date. Shares will be issued to the Participant as soon as practicable (within 60 days) after the vesting date, subject to Sections 3 and 4 of this Agreement. Notwithstanding the foregoing, for purposes of complying with Code Section 409A, if the RSUs are considered Deferred Compensation, the Participant is a U.S. Taxpayer and the Shares are to be settled in connection with a termination of service, the Company and the Participant shall take all steps necessary (including with regard to any post-termination services by the Participant) to ensure that a termination contemplated under Section 6 constitutes a “separation from service” within the meaning of Code Section 409A. In addition, if the RSUs are Deferred Compensation, the Participant is a U.S. Taxpayer, the RSUs are payable in connection with the Participant’s separation from service and the Participant is a “specified employee” within the meaning of Code Section 409A on the date the Participant experiences a separation from service, then the RSUs shall be settled on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, solely to the extent such delayed payment is required in order to avoid a prohibited distribution under Code Section 409A.

9.
Rights as Shareholder. The Participant shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs. Upon issuance of the Shares pursuant to and in accordance with Section 8, the Participant will obtain full voting and other rights as a shareholder of the Company.

10.
Incentive Repayment Policy. If the Participant has been designated and notified by the board of directors of the Company that he or she is a reporting officer for purposes of Section 16 of the U.S. Securities Exchange Act of 1934, the Participant is subject to Aon’s Incentive Repayment Policy (the “Policy”). The Policy provides that the Company will have the discretion to cancel or require reimbursement to the Company of the long-term equity based incentive award set forth in this Agreement if the grant or vesting was based on the achievement of financial results that were subsequently restated. The Participant can obtain a copy of the Policy from the Global Compensation team. If the Participant is subject to the Policy, by accepting this Agreement, the Participant hereby agrees and acknowledges that he or she will be bound by it.

11.	Other Provisions.

a)
Plan Terms Take Precedence over Agreement Terms. RSUs are granted pursuant to the Plan, the terms and conditions of which are incorporated into this Agreement by reference. If there are any inconsistencies between the terms of this Agreement and the Plan, the terms of the Plan will govern.

b)	Prior Agreement(s) Will Not Control. The Participant’s acceptance of this Agreement will supersede provisions of any prior agreement that could be construed as governing the terms of this grant.

c)
Code Section 409A. The RSUs and amounts payable thereunder are intended to be exempt from or compliant with Code Section 409A and the U.S. Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Code Section 409A or other adverse tax consequences. In furtherance of this intent, the provisions of this Agreement will be interpreted, operated, and administered in a manner consistent with these intentions. The Committee may modify the terms of this Agreement and/or the Plan, without the consent of the Participant, in the manner that the Committee may determine to be necessary or advisable in order to comply with Code Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical. This Section 11(c) does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan and does not guarantee that the RSUs or the delivery of Shares upon vesting/settlement of the RSUs will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries or Affiliates based on matters covered by Code Section 409A, including the tax treatment of any amounts paid under this Agreement, and neither the Company nor any of its Subsidiaries or Affiliates will have any liability under any circumstances to the Participant or any other party if the RSUs, the delivery of Shares upon vesting/settlement of the RSUs or other payment or tax event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto. Further, settlement of any portion of the RSUs that is Deferred Compensation may not be accelerated or postponed except to the extent permitted by Code Section 409A.

d)	Restriction on Transfer. RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.

e)
Right of Employment. Grants of RSUs under the Plan and of this Agreement do not confer upon the Participant any right to continue in the employ or service of the Employer. This Agreement shall survive any termination of the Participant’s employment for any or no reason.

f)
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

g)
Need to Accept Grant. The Participant acknowledges that this grant must be accepted within ninety (90) days of the Grant Date in order to be eligible to receive any benefits from this grant. If this grant is not accepted within the ninety (90)-day period specified in the foregoing sentence, all benefits under this grant may be forfeited, as determined in the sole discretion of the Committee. To accept this grant, the Participant must access the www.netbenefits.fidelity.com website and follow the instructions for acceptance. If this grant was distributed to the Participant via mail, the Participant must sign the Agreement and return it to the Company within ninety (90) days.

h)
Waiver; Section Headings. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing. The Section headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement.

i)
Severability. To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable by a court of competent jurisdiction for any reason, such term, word, phrase, clause or sentence shall be modified in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. If, however, a court of competent jurisdiction finds that any such term, word, phrase, clause or sentence cannot be so modified and thus made enforceable, or otherwise declines for any reason to do so, such term, word, phrase, clause or sentence shall be deemed severed from this Agreement and of no force and effect, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

j)
Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive internal laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction. The foregoing provisions of this Section 11(j) shall apply irrespective of whether the Participant is a party to or bound by another restrictive covenant of any kind that may be governed by the laws of another jurisdiction (if any).

k)
Venue and Jurisdiction. Venue for any legal proceedings instituted related to this Agreement shall be exclusively in the state and/or federal courts located in Cook County, Illinois, and the Participant hereby knowingly, voluntarily and irrevocably agrees, consents and submits to the exclusive jurisdiction and venue of such courts within the State of Illinois. The Participant further hereby knowingly, voluntarily and irrevocably waives, and agrees not to assert, any objection, challenge or defense to such exclusive venue or jurisdiction (including without limitation any defense of forum non conveniens), and further agrees not to file any claim or action related to this Agreement in any other jurisdiction or venue. The foregoing provisions of this Section 11(k) shall apply irrespective of whether the Participant is a party to or bound by another restrictive covenant of any kind that may provide for or permit venue or jurisdiction with respect to such other restrictive covenant in any other court or forum (if any).

l)
Notice. All notices given hereunder shall be in writing and, if intended for the Company, shall be addressed to it or delivered to it at its principal office in London, England to the attention of the General Counsel or its principal office in Chicago, Illinois to the attention of the Chief Human Resources Officer. If intended for the Participant, notices shall be delivered personally or shall be addressed (if sent by mail) to the Participant’s then current residence address as shown on the Company’s records, or to such other address as the Participant directs in a notice to the Company. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.

m)
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon vesting/settlement of the RSUs prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

n)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and execution of this Agreement, before executing this Agreement or otherwise taking any action at any time related to the Plan.

o)
Appendices. Notwithstanding any provision of this Agreement to the contrary, if the Participant resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the RSUs shall be subject to the terms and conditions set forth in Appendix A to this Agreement and to any special terms and provisions as set forth in Appendix B for the Participant’s country, if any. Moreover, if the Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this Agreement.

p)
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the parties have accepted this Agreement as of the date hereof.

AON PLC
/S/ Gregory C. Case

Gregory C. Case
President and Chief Executive Officer

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RSU Recipient (Participant)                        Date